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                                                                    EXHIBIT 99.2

Long-Term Unsecured Debt

     As of December 31, 2000, Archstone had $1.4 billion of Long-Term Unsecured Debt issued and outstanding. The following table summarizes the Long-Term Unsecured Debt as of December 31, 2000 (dollar amounts in thousands):

                                                                                                    Average          Principal
                            Outstanding                       Effective Interest     Maturity      Remaining          Payment
   Date of Issuance      Principal Amount       Coupon Rate       Rate (1)             Date       Life (Years)      Requirement
-------------------    ---------------------    -----------   ------------------    ----------    ------------      ------------
12/08/98.............. $         10,000               7.00%          7.35%           01/15/09            8.05          (3)
10/30/98..............          120,000               7.20           7.34            04/15/03            2.29          (3)
10/29/98..............            3,000               7.00           7.11            10/30/01             .83          (3)
10/28/98..............            5,000               7.00           7.12            10/29/01             .83          (3)
10/27/98..............           18,000               7.00           7.13            10/29/01             .83          (3)
10/13/98(4)...........            5,000               6.62           6.87            10/15/01             .79          (3)
10/09/98(4)...........           50,000               6.95           7.14            10/09/02            1.77          (3)
10/01/98..............            5,000               6.32           6.51            10/01/01             .75          (3)
10/01/98..............           10,000               6.95           7.08            10/01/08            7.76          (3)
09/23/98..............           21,200               6.37           6.57            10/15/01             .79          (3)
                       ----------------         -----------   -----------------                  ------------

Subtotal/Average...... $        247,200               7.01%          7.17%                               2.29
                       ----------------         -----------   -----------------                  ------------

03/06/98.............. $        125,000               7.20%          7.86%           03/01/13           10.17          (5)
                       ----------------         -----------   -----------------                  ------------
08/20/97.............. $         51,923               7.86%          7.91%           08/15/17           14.63          (6)
08/20/97..............          101,424               7.25           7.27            08/15/09            4.95          (7)
                       ----------------         -----------   -----------------                  ------------

Subtotal/Average...... $        153,347               7.46%          7.49%                               8.25
                       ----------------         -----------   -----------------                  ------------

03/31/97.............. $         20,000               7.50%          7.44%           04/01/07            6.25          (3)
03/31/97..............           30,000               8.05           8.04            04/01/17           16.26          (3)
                       ----------------         -----------   -----------------                  ------------

Subtotal/Average...... $         50,000               7.91%          7.85%                              12.26
                       ----------------         -----------   -----------------                  ------------

10/21/96.............. $         20,000               6.95%          7.40%           10/15/02            1.79          (3)
10/21/96..............           20,000               7.15           7.50            10/15/03            2.79          (3)
10/21/96..............           20,000               7.25           7.63            10/15/04            3.79          (3)
10/21/96..............           20,000               7.30           7.64            10/15/05            4.79          (3)
10/21/96..............           20,000               7.38           7.69            10/15/06            5.79          (3)
                       ----------------         -----------   -----------------                  ------------

Subtotal/Average...... $        100,000               7.21%          7.57%                               3.79
                       ----------------         -----------   -----------------                  ------------

07/05/00.............. $        200,000               8.20%          8.40%           07/03/05            4.51          (3)
                       ----------------         -----------   -----------------                  ------------

08/06/96.............. $         20,000               7.55%          7.68%           08/01/08            7.59          (3)
08/06/96..............           20,000               7.63           7.73            08/01/09            8.59          (3)
08/06/96..............           20,000               7.65           7.77            08/01/10            9.59          (3)
08/06/96..............           20,000               8.10           8.21            08/01/15           14.59          (3)
08/06/96..............           20,000               8.15           8.25            08/01/16           15.59          (3)
                       ----------------         -----------   -----------------                  ------------

Subtotal/Average...... $        100,000               7.84%          7.95%                              11.19
                       ----------------         -----------   -----------------                  ------------

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
                                                                                                    Average           Principal
                                Outstanding                    Effective Interest    Maturity      Remaining           Payment
  Date of Issuance            Principal Amount   Coupon Rate       Rate /(1)/          Date       Life (Years)       Requirement
--------------------------    ----------------  -----------   -----------------    ----------    ------------      ------------
02/23/96..................    $       50,000        7.15%            7.30%           02/15/10            5.63            (8)
02/23/96..................           100,000        7.90             8.03            02/15/16           13.13            (9)
                              --------------      -------        ----------                         ---------
Subtotal/Average..........    $      150,000        7.71%            7.84%                              10.63
                              --------------      -------        ----------                         ---------
02/08/94..................    $      100,000        6.88%            6.98%           02/15/08            3.63           (10)
02/08/94..................           100,000        7.50             7.65            02/15/14           11.13           (11)
                              --------------      -------        ----------                         ---------

Subtotal/Average..........    $      200,000        7.24%            7.37%                               7.38
                              --------------      -------        ----------                         ---------
Subtotal long-term
  unsecured senior notes..    $    1,325,547        7.48%            7.68%                               6.93
                              --------------      -------        ----------                         ---------
06/29/99 (2)..............    $       10,000        4.81%            5.14%           06/01/08            7.42            (3)
06/29/99 (2)..............            21,700        4.81             5.22            06/01/08            7.42            (3)
06/29/99 (2)..............            16,000        4.81             5.18            06/01/08            7.42            (3)
06/29/99 (2)..............            12,900        4.81             5.14            06/01/08            7.42            (3)
07/28/99 (2)..............            15,115        4.71             4.98            06/01/08            7.42            (3)
                              --------------      -------        ----------                         ---------

Subtotal unsecured
  tax-exempt bonds........    $       75,715        4.79%            5.14%                               7.42
                              --------------      -------        ----------                         ---------

Grand Total/Average.......    $    1,401,262        7.34%            7.54%                               6.96
                              ==============      =======        ==========                         =========

(1) Includes the effect of interest rate hedges and loan cost amortization, where applicable.
(2) Tax-exempt unsecured bonds. See Note 11, Fair Values of Financial Instruments, for information related to the derivative financial instruments on these bonds.
(3)  Entire principal amount due at maturity.
(4) The $5.0 million and $50.0 million of notes were originally issued at floating interest rates of 7.10% and 7.36%, respectively. In January 1999, the notes were converted through interest rate swap agreements to fixed interest rates of 6.87% and 7.14%, respectively.
(5) These notes require annual principal payments of $25.0 million commencing in 2009.
(6) These notes require annual principal payments of $10.0 million commencing in 2013.
(7) These notes require aggregate annual principal payments of $15.0 million in 2002, $12.5 million from 2003 to 2008 and $11.4 million in 2009.
(8) These notes require aggregate annual principal payments of $6.25 million commencing in 2003.
(9) These notes require aggregate annual principal payments of $10.0 million in 2011, $12.5 million in 2012, $15.0 million in 2013, $17.5 million in
     2014, $20.0 million in 2015 and $25.0 million in 2016.
(10) These notes require annual principal payments of $12.5 million commencing in 2001.
(11) These notes require aggregate annual principal payments of $10.0 million in 2009, $12.5 million in 2010, $15.0 million in 2011, $17.5 million in
     2012, $20.0 million in 2013 and $25.0 million in 2014.